EXHIBIT 13.1

Annual Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of EDAP TMS S.A., a French société anonyme (the “Company”), does hereby certify, to such officer’s knowledge, that:

          The Annual Report on Form 20-F for the year ended December 31, 2004 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: May 20, 2005	/s/ Hugues de Bantel
Hugues de Bantel Chief Executive Officer

Dated: May 20, 2005	/s/ Thierry Turbant
Thierry Turbant Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act, has been provided to EDAP TMS S.A. and will be retained by EDAP TMS S.A. and furnished to the Securities and Exchange Commission or its staff upon request.